UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

ARGYLE SECURITY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 495-5245

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On May 29, 2009, a Special Committee of the Board of Directors (the “Board”) of Argyle Security, Inc. (the “Company”), comprised of all of the independent directors of the Company, sent a letter to MML Capital Partners LLC (“MML”) concerning MML’s letter dated May 19, 2009 whereby MML made a conditioned offer to purchase the outstanding shares of the Company’s common stock under certain terms and conditions. The Special Committee, formed on May 27, 2009 for the purpose of reviewing and responding to MML’s conditional offer letter, stated that the Special Committee did not have sufficient time to adequately consider the offer and that, therefore, the Special Committee would not be responding to the offer by the deadline of May 29, 2009 set forth in the offer letter. The Special Committee further stated that it would continue its review and analysis of MML’s offer and, if the offer was not terminated or withdrawn, would respond at a later date, once it had had sufficient time to adequately consider MML’s offer and formulate a response consistent with its fiduciary duties and in the best interests of the Company and its stockholders. Neither the Special Committee nor the Board has concluded whether the offer is acceptable or the conditions attainable. A copy of the Special Committee’s letter has been filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.      Description

99.1	Letter dated May 29, 2009 from the Special Committee of the Board of Directors of Argyle Security, Inc. to MML Capital Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: May 29, 2009	By:	/s/ Donald F. Neville

Name: Donald F. Neville
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Description

99.1	Letter dated May 29, 2009 from the Special Committee of the Board of Directors of Argyle Security, Inc. to MML Capital Partners LLC.